As filed with the Securities and Exchange Commission on March 21, 2012

Registration No. 333-177875

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 9

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vantiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code Number)	26-4532998 (I.R.S. Employer Identification Number)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(513) 900-5250

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nelson F. Greene, Esq.

Chief Legal Officer and Secretary

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(513) 900-5250

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Richard J. Sandler, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000 (Phone) (212) 701-5224 (Fax)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the signatures of the registration statement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)                                  Exhibits

Exhibit Number		Description of Exhibits

1.1	**	Form of Underwriting Agreement.

2.1	**

Master Investment Agreement among Fifth Third Bank, Fifth Third Financial Corporation, Advent-Kong Blocker Corp., Vantiv Holding, LLC (f/k/a FTPS Holding, LLC) and Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC) dated March 27, 2009 and as amended June 30, 2009.

2.2	**

Agreement and Plan of Merger by and among NPC Group, Inc., FTPS-BG Acquisition Corp., Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC), and National Processing Holdings, LLC dated September 15, 2010.

2.3	**	Form of Recapitalization Agreement by and among Vantiv, Inc., Vantiv Holding, LLC, Fifth Third Bank, FTPS Partners, LLC, JPDN Enterprises, LLC and the Vantiv, Inc. stockholders party thereto.

3.1	**	Form of Amended and Restated Certificate of Incorporation of Vantiv, Inc.

3.2	**	Form of Amended and Restated Bylaws of Vantiv, Inc.

4.1	**	Form of Class A Common Stock Certificate.

5.1		Opinion of Weil, Gotshal & Manges LLP.

10.1	**	Form of Second Amended and Restated Limited Liability Company Agreement of Vantiv Holding, LLC.

10.2	**

First Lien Loan Agreement, dated as of November 3, 2010, among Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC), Goldman Sachs Lending Partners LLC as administrative and collateral agent, Bank of America, N.A., Credit Suisse Securities, Morgan Stanley Senior Funding, Inc., Fifth Third Bank SunTrust Bank and the other lenders party thereto.

10.3	**

First Amendment to the First Lien Loan Agreement, dated as of January 19, 2011, among Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC), the various lenders from time to time party thereto, Goldman Sachs Lending Partners LLC as administrative and collateral agent, and the other agents party thereto.

10.4	**

Second Amendment to the First Lien Loan Agreement, dated as of May 17, 2011, among Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC), the several banks and other financial institutions or entities from time to time parties thereto, Goldman Sachs Lending Partners LLC as administrative and collateral agent, and the other agents party thereto.

10.5	**

Security Agreement, dated as of November 3, 2010, as amended and restated, among Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC) and certain of its subsidiaries and Goldman Sachs Lending Partners LLC as collateral agent.

10.6	**

First Lien Guaranty Agreement, dated as of November 3, 2010, among Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC), Vantiv Holding, LLC (f/k/a FTPS Holding, LLC), and certain of its subsidiaries and Goldman Sachs Lending Partners LLC as administrative agent for the Guaranteed Creditors.

10.7	**	Stock Purchase Agreement, dated as of June 29, 2009, among Fifth Third Bank, Fifth Third Financial Corporation and JPDN Enterprises, LLC.

10.8	**	Management Agreement, dated June 30, 2009, between Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC) and Advent International Corporation.

Exhibit Number		Description of Exhibits

10.9	**	Form of Registration Rights Agreement by and among Vantiv, Inc. and the stockholders party thereto.

10.10	**	Form of Warrant issued by Vantiv Holding, LLC (f/k/a FTPS Holding, LLC) to Fifth Third Bank.

10.11	**†	Referral Agreement, dated June 30, 2009, by and between Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC) and Fifth Third Bancorp.

10.12	**†	Master Services Agreement, dated as of June 30, 2009, between Fifth Third Bancorp and Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC).

10.13	**†	Amendment No. 1 to the Master Services Agreement between Vantiv, LLC and Fifth Third Bancorp.

10.14	**†	Clearing, Settlement and Sponsorship Services Agreement, dated June 30, 2009, by and between Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC) and Fifth Third Bank.

10.15	**	Vantiv Holding, LLC (f/k/a FTPS Holding, LLC) Management Phantom Equity Plan, as Amended.

10.16	**	Form of Amendment to the Vantiv Holding, LLC Management Phantom Equity Plan.

10.17	**	Form of Phantom Unit Award Agreement.

10.18	**	Phantom Unit Agreement, dated as of June 30, 2009, by and between Vantiv Holding, LLC (f/k/a FTPS Holding, LLC) and Charles D. Drucker.

10.19	**	Stock Transfer Agreement, dated as of June 30, 2009, among certain investment funds affiliated with Advent International Corporation, Advent-Kong Blocker Corp. and Pamela Patsley.

10.20	**	Side Letter, dated June 30, 2009, by and between Pamela Patsley and certain investment funds affiliated with Advent International Corporation.

10.21	**	Form of Advancement Agreement by and among Vantiv Holding, LLC and Vantiv, Inc.

10.22	**

Form of Exchange Agreement among Vantiv, Inc., Vantiv Holding, LLC, Fifth Third Bank, FTPS Partners, LLC and such other holders of Class B Units and Class C Non-Voting Units from time to time party thereto.

10.23	**	Form of Vantiv, Inc. 2012 Equity Incentive Plan.

10.24	**	Form of Restricted Stock Award Agreement under the Vantiv, Inc. 2012 Equity Incentive Plan for Holders of Phantom Units.

10.25	**	Form of Vantiv, LLC Executive Severance Plan.

10.26	**	Amended and Restated Offer Letter by and between Vantiv, LLC and Charles D. Drucker.

10.27	**	Amended and Restated Offer Letter, dated February 27, 2012, by and between Vantiv, LLC and Mark L. Heimbouch.

10.28	**	Non-Competition, Non-Solicitation and Confidentiality Agreement made as of June 30, 2009, by and between Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC) and Charles D. Drucker.

10.29	**	Form of Vantiv, LLC (f/k/a Fifth Third Processing Solutions, LLC) Non-Competition, Non-Solicitation and Confidentiality Agreement for executive officers.

10.30	**	Form of Tax Receivable Agreement by and among Vantiv, Inc., Fifth Third Bank and FTPS Partners, LLC.

Exhibit Number		Description of Exhibits

10.31	**	Form of Tax Receivable Agreement by and among Vantiv, Inc., the Advent Stockholders and Advent International Corporation.

10.32	**	Form of Tax Receivable Agreement by and between Vantiv, Inc. and JPDN Enterprises, LLC.

10.33	**	Form of Tax Receivable Agreement by and among Vantiv, Inc., Fifth Third Bank, FTPS Partners, LLC, the Advent Stockholders, Advent International Corporation and JPDN Enterprises, LLC.

10.34	**	Amended and Restated Offer Letter, dated February 27, 2012, by and between Vantiv, LLC and Donald Boeding.

10.35	**	Amended and Restated Offer Letter, dated February 27, 2012, by and between Vantiv, LLC and Royal Cole.

10.36	**	Amended and Restated Offer Letter, dated February 27, 2012, by and between Vantiv, LLC and Adam Coyle.

10.37	**	Form of Indemnification Agreement.

10.38	**	Form of Restricted Stock Award Agreement under the Vantiv, Inc. 2012 Equity Incentive Plan for the Chief Executive Officer

10.39	**	Form of Restricted Stock Unit Award Agreement for Non-Employee DirectorsUnder the 2012 Vantiv, Inc. Equity Incentive Plan

11.1	**	Statement re computation of per share earnings (incorporated by reference to Notes to the Financial Statements included in Part I of this Registration Statement).

21.1	**	Subsidiaries of the Registrant.

23.1	**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to Vantiv, Inc.

23.2	**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to Vantiv Holding, LLC and Transactive Ecommerce Solutions Inc.

23.3	**	Consent of PricewaterhouseCoopers LLP, Independent Auditors, relating to NPC Group, Inc.

23.4	**	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1	**	Power of Attorney (included on signature page).

99.1	**	Consent of Jeffrey Stiefler.

99.2	**	Consent of Greg Carmichael.

99.3	**	Consent of Paul Reynolds.

99.4	**	Consent of John Maldonado.

99.5	**	Consent of David Mussafer.

99.6	**	Consent of Christopher Pike.

**	Previously filed

†	Confidential treatment requested as to certain portions, which portions have been provided separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 21, 2012.

Vantiv, Inc.

By:	/s/ NELSON F. GREENE
	Name:	Nelson F. Greene
	Title:	Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 21, 2012.

Signature		Title

*		Chief Executive Officer, President and Director (Principal
Charles D. Drucker		Executive Officer)

*		Chief Financial Officer (Principal Financial and Accounting
Mark L. Heimbouch		Officer)

*By:	/s/ NELSON F. GREENE
Attorney-in-Fact